EXHIBIT 5.16

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

Fluor Canada Limited hereby consents to (i) the written disclosure regarding:

•	the quotation, inclusion or summary of those portions the Technical Report, Skouries Project, Greece, effective January 22, 2022 for which the undersigned is responsible for; and
•	other information pertaining to this project

and (ii) the references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interest of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

Fluor Canada Limited

By:	/s/ Sachin Nanda
Name: Sachin Nanda, P.Eng.
Vancouver Operations Manager - Mining and Metals